EXHIBIT 10.31

AMENDMENT No. 1 TO
THE 401(k) SAVINGS PLAN OF
QUEST DIAGNOSTICS INCORPORATED

          The 401(k) Savings Plan of Quest Diagnostics Incorporated, as presently maintained under an amendment and restatement effective as of January 1, 2009, is hereby amended, generally effective as of January 1, 2009, except as specifically stated herein, in the following respects:

1. The definition of “Normal Retirement Age” is amended in its entirety to provide as follows.

“Normal Retirement Age – Age 65 for those first becoming Participants on or after January 1, 2009 and age 59½ for those first becoming Participants on or before December 31, 2008.”

2. The definition of “Prime Rate” is deleted in its entirety.

3. A new definition, “Qualified Military Service,” is added to provide as follows:

“Qualified Military Service – Qualified military service as defined in Code Section 414(u)(5) and Chapter 43 of Title 38 of the United States Code.”

4. Section 3.10 is amended in its entirety to provide as follows:

“3.10 USERRA

          Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with the provisions of USERRA and Code Section 414(u). An Employee who is absent from employment solely by reason of Qualified Military Service shall be subject to the following special rules and have the privileges described below:

          (a) If, at the time of the commencement of his absence for Qualified Military Service, the Employee was not yet a Participant solely by reason of his failure to satisfy the minimum service requirements of the Plan, he shall be deemed to have become a Participant as of the Entry Date on which he would otherwise have become a Participant had such employment not been interrupted by Qualified Military Service.

          (b) Solely for the purposes of determining all limitations applicable under the Plan and the Code, all “make-up contributions” by the Participant or the Employer pursuant to this Section shall be deemed to be made in the Plan Year in which originally missed. For the purposes of applying these limitations, the Participant will be imputed with Compensation in an amount equal to the amount he would have earned during his period of Qualified Military Service in the Plan Year (or the fraction thereof) had he been employed through the entirety of such period as an Eligible Employee at his regular rate of wages or salary in effect (including any contractual holiday, vacation or sick pay, contractual bonuses and other contractual direct remuneration) immediately prior to the commencement of such Qualified Military Service.

          (c) A Participant who resumes employment with the Employer following Qualified Military Service within the time during which his reemployment rights are protected by the provisions of USERRA shall be entitled to make up missed Employee Pre-Tax Contributions which he could have made but for such Qualified Military Service at any time during the period commencing with his resumption of employment with the Employer (whether or not then an Employee eligible to participate in the Plan) and ending on the earliest to occur of: (1) the date that occurs five (5) years from the date on which such Qualified Military Service absence commenced; (2) the date on which his employment terminates after having been resumed following Qualified Military Service; or (3) the date that occurs after a passage of time commencing on his resumption of employment following Qualified Military Service which is equal to three (3) times the duration of such absence for Qualified Military Service. Any such “make-up” Employee Pre-Tax Contributions shall be made by payroll withholding unless otherwise permitted by applicable Regulations.

          (d) To the extent that the Employer is required to make contributions to the Plan for a Participant in order to comply with the provisions of USERRA and Code Section 414(u), such contributions shall be made when he presents himself to resume services as an Employee of an Employer or an Affiliate within the time his reemployment rights are protected by federal law.

          (e) To the extent a Participant makes “make-up” Employee Pre-Tax Contributions described in paragraph (c) above, the Employer shall contribute for allocation to his Employer Matching Contributions Account an amount equal to the Employer Matching Contributions that would have been made for his benefit if his make-up Employee Pre-Tax Contributions had been made at the time his imputed Deferral Compensation would have been earned (without adjustment to reflect investment gains or losses or income or expenses that would have been attributable thereto).

          (f) Effective January 1, 2007, if a Participant dies while in Qualified Military Service, his Beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then immediately severed from employment on account of death.

	(g)	In addition,

(1)

if a Participant in Qualified Military Service elects to receive a distribution from the Plan on account of his severance from employment pursuant to Section 6.6(d), he shall not be permitted to make Employee Pre-Tax Contributions during, or to “make-up” Employee Pre-Tax Contributions with respect to, the six-month period beginning on the date of the distribution; and

(2)

a Participant in Qualified Military Service receiving a differential wage payment (as defined in Code Section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment, and the differential wage payment shall be treated as Deferral Compensation and as Section 415 Compensation.”

5. Section 5.9(f) is renumbered as Section 5.9(g) and a new Section 5.9(f) is added to provide as follows:

“(f)

Notwithstanding Sections 5.9(c) – (e), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence. Further, and notwithstanding Section 5.11(b)(1), for purposes of the direct rollover provisions of Section 5.11, 2009 RMDs and Extended 2009 RMDs (both as defined above) also will be treated as eligible rollover distributions in 2009.”

6. All references in Section 5.9(b) to subsections (b) – (e) are changed to be references to subsections (b) – (f).

7. Section 6.1(b) is amended in its entirety, effective July 15, 2009, to provide as follows:

“(b)

Effective for loans issued on or after July 15, 2009 and except with respect to pre-existing loans transferred to or merged into this Plan, a Participant may have only one (1) loan outstanding at any time. For purposes of this subsection (b), a loan that is in default under subsection (e) is treated as outstanding.”

8. Section 6.1(e) is amended in its entirety, effective December 1, 2009, to provide as follows:

“(e)

Each loan shall be secured by one-half of the value of the vested portion of the Participant’s Individual Account balance; shall bear interest at a rate of one percent (1%) above the prime rate (as determined in accordance with the Plan’s administrative procedures) in effect on the first day of the calendar quarter during which the loan is applied for; shall be repaid in accordance with a reasonable repayment schedule requiring substantially level payments of principal and interest; and shall be evidenced by a written promissory note setting forth the terms of the loan. A Participant may prepay the entire outstanding loan balance without penalty. Except for an outstanding loan upon a Participant’s retirement,

Total and Permanent Disability, termination of employment pursuant to subsection (i) or prepayment pursuant to the previous sentence, all loans shall be repaid by payroll deduction.”

9. Section 6.1(l) is amended in its entirety to provide as follows:

“(l)

A married Participant with a sub-account arising from a money purchase plan may not make a loan under this Section 6.1 from such sub-account or from the Vested Money Purchase Plan Dividend Sub-Account unless, during the 180-day period ending on the date on which the loan is secured, his spouse has filed a written consent with the Committee, consenting to such loan, which consent shall be notarized, or witnessed by a member of the Committee, and shall acknowledge the effect of the loan.”

10. Section 6.2(e) is amended in its entirety to provide as follows:

“(e)

A Participant’s hardship withdrawal under this Section 6.2 may not be made from a sub-account arising from a money purchase plan, from qualified matching or safe harbor matching contributions, from qualified non-elective contributions, from the Vested Money Purchase Plan Dividend Sub-Account or, with respect to sub-accounts arising from employee pre-tax contributions, from earnings thereon allocated to such sub-accounts as of a date after December 31, 1988.”

11. Section 6.6 is amended in its entirety to provide as follows:

“6.6	Qualified Reservist Distribution

(a)

Upon making an Appropriate Request, a Participant who enters Qualified Military Service for a period in excess of 179 days or an indefinite period shall be allowed to withdraw all or part of the value of his Individual Account attributable to part or all of his Employee Pre-tax Contributions.

(b)	In order to be eligible for a distribution described in (a) above, the Participant must be ordered or called to active duty after September 11, 2001.

(c)	The distribution under this Section must be made during the period beginning on the date of such order or call and ending no later than the close of the period of active duty.

(d)

Effective January 1, 2010, a Participant in Qualified Military Service for a period of more than 30 days shall be deemed to have incurred a severance from employment and may elect to receive a distribution from the Plan on account of his severance from employment.”

12. Section 7.3 is amended in its entirety to provide as follows:

“One of the Investment Options shall be the Company Stock Fund, which will be invested in Common Stock, provided such stock qualifies as qualifying employer securities within the meaning of ERISA Section 407(d)(5). The Plan is intended to be an eligible individual account plan under ERISA Section 407(d)(3). The portion of the Plan comprised of the Company Stock Fund shall be an employee stock ownership plan under Code Sections 409 and 4975(e)(7) which shall include the share distribution requirements of Code Section 409(h) and the participant pass-through voting rights required under Code Section 409(e). The level of Plan assets invested in such fund shall be determined by Participants’ Investment Option specifications and, subject to any restrictions that may be imposed under Section 2.4, may consist of up to 100% of all Plan assets; provided that in no event may any portion of a Participant’s Account be required to be maintained in the Company Stock Fund. With respect to the Company Stock Fund, the Plan is intended to comply with the securities law compliance policy of Quest and with applicable federal securities laws.”

13. Appendix A is amended in its entirety to provide as follows in the attached Appendix A.

14. In all other respects, the Plan shall remain unchanged by this Amendment.

          As evidence of its adoption of this Amendment, Quest Diagnostics Incorporated has caused this instrument to be signed by its authorized officer this 22nd day of December, 2009, generally effective as of January 1, 2009, except as specifically stated herein.

QUEST DIAGNOSTICS INCORPORATED

By:/s/	David W. Norgard

Title:	Vice President, Human Resources

APPENDIX A

PARTICIPATING EMPLOYERS

The Plan allows employers other than Quest Diagnostics to adopt its provisions. The names (and jurisdictions of organization) of employers who, as of January 1, 2009, have adopted this Plan are:

AmeriPath Intermediate Holdings, Inc. (DE)
AmeriPath, Inc. (DE)
AmeriPath 5.01(a) Corporation (TX)
AmeriPath Cincinnati, Inc. (OH)
AmeriPath Cleveland, Inc. (OH)
AmeriPath Consolidated Labs, Inc. (FL)
AmeriPath Florida, LLC (DE)
AmeriPath Hospital Services Florida, LLC (DE)
AmeriPath Indiana, LLC (IN)
AmeriPath, LLC (DE)
AmeriPath Texas, LP
AmeriPath Kentucky, Inc. (KY)
AmeriPath Lubbock 5.01(a) Corporation (TX)
AmeriPath Lubbock Outpatient 5.01(a) Corporation
   (f/k/a Simpson Pathology 5.01(a) Corporation) (TX)
AmeriPath Marketing USA, Inc (FL)
AmeriPath Michigan, Inc. (MI)
AmeriPath Mississippi, Inc. (MS)
AmeriPath New York, LLC (DE)
AmeriPath North Carolina, Inc. (NC)
AmeriPath Ohio, Inc. (DE)
AmeriPath Youngstown Labs, Inc. (OH)
AmeriPath PAT 5.01(a) Corporation (TX)
AmeriPath Pennsylvania, LLC (PA)
AmeriPath Philadelphia, Inc. (NJ)
AmeriPath San Antonio 5.01(a) Corporation (TX)
AmeriPath SC, Inc. (SC)
AmeriPath Severance 5.01(a) Corporation (TX)
AmeriPath Texarkana 5.01(a) Corporation (TX)
AmeriPath Wisconsin, LLC (WI)
AmeriPath Youngstown, Inc. (OH)
Anatomic Pathology Services, Inc. (OK)
API No. 2, LLC (DE)
Arlington Pathology Association 5.01(a) Corporation (TX)
Dermatopathology Services, Inc. (AL)
DFW 5.01(a) Corporation (TX)
Diagnostic Pathology Management Services, LLC (OK)
Kailash B. Sharma, M.D., Inc. (GA)
NAPA 5.01(a) Corporation (TX)
Nuclear Medicine and Pathology Associates (GA)
Ocmulgee Medical Pathology Association, Inc. (GA)
O’Quinn Medical Pathology Association, LLC (GA)
PCA of Denver, Inc. (TN)
PCA of Nashville, Inc. (TN)
Peter G. Klacsmann, M.D., Inc. (GA)
Sharon G. Daspit, M.D., Inc. (GA)
Shoals Pathology Associates, Inc. (AL)
Strigen, Inc. (UT)
Arizona Pathology Group, Inc. (AZ)
Regional Pathology Consultants, LLC (UT)
Rocky Mountain Pathology, LLC (UT)
TID Acquisition Corp. (DE)
TXAR 5.01(a) Corporation (TX)
A. Bernard Ackerman, M.D. Dermatopathology, PC (NY)
AmeriPath Consulting Pathology Services, P.A. (NC)
AmeriPath Indianapolis, P.C. (IN)
AmeriPath Institute of Urological Pathology, PC (MI),
   (f/k/a J.J. Humes M.D. and Assoc.)
AmeriPath Milwaukee, S.C. (WI)
AmeriPath Pittsburgh, P.C. (PA)
Colorado Diagnostic Laboratory, LLC (CO)
Colorado Pathology Consultants, P.C. (CO)
Consulting Pathologists of Pennsylvania, P.C. (PA)
Dermatopathology of Wisconsin, S.C. (WI)
Institute for Dermatopathology, P.C. (PA)
Jill A. Cohen, M.D., Inc. (AZ)
Kilpatrick Pathology, P.A. (NC)
Rose Pathology Associates, P.C. (CO)
Southwest Diagnostic Laboratories, P.C. (CO)
St. Luke’s Pathology Associates, P.A. (KS)
Tulsa Diagnostics, P.C. (OK)